UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2011

ANN INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Names or Former Addresses, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 23, 2011, ANN INC. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K Report”) to report the voting results of its annual meeting of stockholders held on May 18, 2011 (the “Annual Meeting”), including among other matters, the results of the stockholder vote on the frequency of submission to stockholders of the advisory vote on the compensation paid to the Company’s named executive officers as set forth in the Company’s proxy statement (the “Say on Pay Vote”). This Form 8-K/A is being filed as an amendment to the Original 8-K Report to disclose the decision of the Company’s Board of Directors as to how frequently the Company will hold the Say on Pay Vote.

At the Annual Meeting, more than a majority of the votes cast were voted in favor of holding the Say on Pay Vote annually. Accordingly, in light of this result and other factors considered by the Board, the Board has determined that the Company will hold the Say on Pay Vote every year until the next required vote on the frequency of the Say on Pay Vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANN INC.

Date: August 22, 2011	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Executive Vice President,
General Counsel and Secretary

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